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Exhibit 11.1

                                      DEPARTMENT 56, INC.
        COMPUTATION OF NET INCOME AND INCOME BEFORE EXTRAORDINARY ITEM PER SHARE
                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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

                                                             Year Ended         Year Ended         Year Ended
                                                         December 31, 1996   December 31, 1995   December 28,1994
                                                         -----------------   -----------------   ----------------

PRIMARY:
Income Before Extraordinary Item                               $45,944            $49,565            $36,099
                                                               -------            -------            -------
                                                               -------            -------            -------
Net Income                                                     $45,944            $48,253            $36,099
                                                               -------            -------            -------
                                                               -------            -------            -------
Weighted average number of common
shares outstanding                                              21,560             21,519             21,419

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the average
market price during the period                                     199                228                230
                                                               -------            -------            -------
Weighted average number of common and common
equivalent shares                                               21,759             21,747             21,649
                                                               -------            -------            -------
                                                               -------            -------            -------
Income Before Extraordinary Item per Common and
Common Equivalent Share                                          $2.11              $2.28              $1.67
                                                               -------            -------            -------
                                                               -------            -------            -------
Net Income per Common and Common Equivalent Share                $2.11              $2.22              $1.67
                                                               -------            -------            -------
                                                               -------            -------            -------
FULLY DILUTED:
Income Before Extraordinary Item                               $45,944            $49,565            $36,099
                                                               -------            -------            -------
                                                               -------            -------            -------
Net Income                                                     $45,944            $48,253            $36,099
                                                               -------            -------            -------
                                                               -------            -------            -------
Weighted average number of common shares outstanding            21,560             21,519             21,419

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or
period-end market price                                            199                228                245
                                                               -------            -------            -------

Weighted average number of common and common
equivalent shares                                               21,759             21,747             21,664
                                                               -------            -------            -------
                                                               -------            -------            -------
Fully Diluted Income Before Extraordinary Item per
Common and Common Equivalent Share                               $2.11              $2.28              $1.67
                                                               -------            -------            -------
                                                               -------            -------            -------
Fully Diluted Net Income per Common and
Common Equivalent Share                                          $2.11              $2.22              $1.67
                                                               -------            -------            -------
                                                               -------            -------            -------
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